Exhibit 99.1

FOR IMMEDIATE RELEASE	JUNE 27, 2008

MAIR HOLDINGS, INC. SHAREHOLDERS AUTHORIZE DISSOLUTION

MAIR Stock to be Delisted

Minneapolis/St. Paul – (June 27, 2008) – On June 25, 2008, the shareholders of MAIR Holdings, Inc. (the “Company”) (NASDAQ: MAIR) voted to approve the Company’s dissolution and plan of liquidation.  The Company will now proceed with the process of formally dissolving under Minnesota law.  In connection with the dissolution, and as provided for in the Company’s plan of liquidation, MAIR will today file a notice to delist its stock from the NASDAQ Stock Market.  The last day of trading for the Company’s stock is expected to be July 7, 2008, which will also be the record date for liquidating distributions made to the Company’s shareholders.

MAIR’s activities will now be limited to winding up its business, including satisfying its remaining obligations and liquidating its assets, which will necessarily include liquidating Big Sky’s assets.  MAIR will then distribute all excess cash to its shareholders.  MAIR is currently reviewing the timing by which an interim liquidating distribution may be made to its shareholders.

ABOUT THE COMPANY

MAIR trades under the symbol MAIR on the NASDAQ National Market.  More information about MAIR is available on the Internet at www.mairholdings.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

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Media Contact:	Jon Austin – 612-839-5172
Investor Contact:	Paul Foley - 612-333-0021